Exhibit 3.34

CERTIFICATE OF INCORPORATION

OF

FANDSTAN ELECTRIC OF SOUTH CAROLINA, INC.

FIRST. The name of this corporation shall be:

FANDSTAN ELECTRIC OF SOUTH CAROLINA, INC.

SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATE AGENTS, INC.

THIRD. The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

One Thousand Five Hundred (1,500) Shares With No Par Value.

FIFTH. The name and mailing address of the incorporator is as follows:

Lamont W. Jones

Corporate Agents, Inc.

1013 Centre Road

Wilmington, DE 19805

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this third day of October, A.D. 1994.

/s/ Lamont W. Jones
Lamont W. Jones

Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

FANDSTAN ELECTRIC OF SOUTH CAROLINA, INC.

* * * * *

FANDSTAN ELECTRIC OF SOUTH CAROLINA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:             That the Board of Directors of Fandstan Electric of South Carolina, Inc. by the unanimous written consent of its members, filed with the minutes of the Board duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directed that the proposed amendment be presented to the sole stockholder of this corporation.

RESOLVED. That the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended said Article shall be and read as follows:

“The name of the corporation shall be TransTech of South Carolina, Inc.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the resolution was presented to the sole stockholder of said corporation and such resolution was duly adopted by the written consent of the sole stockholder.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Fandstan Electric of South Carolina, Inc. has caused this certificate to be signed by Michael Boatelmann, its Vice President this 31st day of January, 1995.

By:	/s/ Michael Boatelmann
Michael Boatelmann,
Vice President

CONSENT TO USE OF NAME

TransTech of South Carolina, L.P. a limited partnership organized under the laws of the State of Delaware, hereby consents to the use of the name of TransTech of South Carolina, Inc. in the state of Delaware.

IN WITNESS WHEREOF, the said TransTech of South Carolina, L.P. has caused this consent to be executed and attested by its general partner, this 23rd day of January, 1995.

By:	TransTech, Inc.
As General Partner
By:	/s/ Karl Krieger

Karl Krieger—President

Attest:

By:	/s/ [illegible]
Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is TRANSTECH OF SOUTH CAROLINA, INC.

2. The Registered Office of the corporation in the State of Delaware is changed to 2711 Centerville Road, Suite 400, in the City of Wilmington, DE, County of New Castle, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporation Service Company.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ David M. Seitz
Authorized Officer

Name:	David M. Seitz, VP & Secretary
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